As filed with the Securities and Exchange Commission on March 22, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

HEXCEL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-1109521 (I.R.S. Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

(203) 969-0666

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gail E. Lehman, Esq.

Executive Vice President, General Counsel and Secretary

Hexcel Corporation

281 Tresser Boulevard

Stamford, Connecticut 06901

(203) 969-0666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Andrew J. Nussbaum, Esq.

Kathryn Gettles-Atwa, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Prospectus

HEXCEL CORPORATION

Debt Securities
Common Stock
Preferred Stock

We may use this prospectus from time to time to offer debt securities, shares of our common stock or shares of our preferred stock. We refer to our debt securities, common stock and preferred stock collectively as the “securities.” Any or all of the securities may be offered and sold separately or together. The securities may be convertible into or exchangeable or exercisable for other securities. We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. We will provide specific terms of these securities, and the manner in which these securities will be offered, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “HXL.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in the securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” beginning on page 1 of this prospectus, the section entitled “Risk Factors” in the applicable prospectus supplement and risk factors in our periodic reports and other information filed with the Securities and Exchange Commission before investing in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated March 22, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration, we may, from time to time, offer and sell an indeterminate amount of any combination of common stock, debt securities or preferred stock described in this prospectus in one or more offerings. We may also issue other securities upon conversion, exchange or exercise of any of the securities mentioned above. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we may offer under this prospectus and any prospectus supplement. You can read that registration statement at the SEC website at http://www.sec.gov mentioned under the heading “Where You Can Find More Information.”

This prospectus describes the general terms of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other terms of that offering. The prospectus supplement prepared by us or on our behalf may also add, update or change information contained in this prospectus. To understand the terms of the securities that may be offered pursuant to this prospectus, you should carefully read this document with the applicable prospectus supplement or any free writing prospectus prepared by us or on our behalf. Together, these documents will give the specific terms of the offered securities. You should also read the documents we have incorporated by reference in this prospectus and any applicable prospectus supplement and the additional information described below under “Where You Can Find More Information.”

We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to in that free writing prospectus. For purposes of this prospectus, any reference to a prospectus supplement may also refer to a free writing prospectus unless the context requires otherwise.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement prepared by us or on our behalf. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of those documents.

In this prospectus, unless otherwise indicated herein or the context otherwise indicates, the terms “Hexcel,” “we,” “us,” “our” and the “Company” refer to Hexcel Corporation, together with its consolidated subsidiaries. Currency amounts in this prospectus are stated in United States, or U.S., dollars.

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FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the information incorporated by reference constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “seek,” “target,” “would,” “will” and similar terms and phrases, including references to assumptions. Such statements are based on current expectations, are inherently uncertain and are subject to changing assumptions.

Such forward-looking statements include, but are not limited to: (a) the estimates and expectations based on aircraft production rates provided by Airbus, Boeing and others and the revenues we may generate from an aircraft model or program; (b) expectations with regard to the impact of regulatory activity related to the Boeing 737 MAX or Boeing 787 on our revenues; (c) expectations with regard to raw material cost and availability; (d) expectations of composite content on new commercial aircraft programs and our share of those requirements; (e) expectations regarding revenues from space and defense applications, including whether certain programs might be curtailed or discontinued; (f) expectations regarding sales for industrial applications; (g) expectations regarding cash generation, working capital trends, and inventory levels; (h) expectations as to the level of capital expenditures, capacity, including the timing of completion of capacity expansions, and qualification of new products; (i) expectations regarding our ability to improve or maintain margins; (j) expectations regarding our ability to attract, motivate, and retain the workforce necessary to execute our business strategy; (k) projections regarding our tax rate; (l) expectations with regard to the continued impact of macroeconomic factors or geopolitical issues or conflicts; (m) expectations regarding our strategic initiatives, including our sustainability goals; (n) expectations with regard to the effectiveness of cybersecurity measures; (o) expectations regarding the outcome of legal matters or the impact of changes in laws or regulations; and (p) our expectations of financial results for 2024 and beyond.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control, that may cause actual results to be materially different. Such factors include, but are not limited to, the following: the extent of the impact of macroeconomic factors or geopolitical issues or conflicts; reductions in sales to any significant customers, particularly Airbus or Boeing, including related to regulatory activity or public scrutiny impacting the Boeing 737 MAX or the Boeing 787; our ability to effectively adjust production and inventory levels to align with customer demand; our ability to effectively motivate, retain and hire the necessary workforce; the availability and cost of raw materials, including the impact of supply shortages and disruptions and inflation; our ability to successfully implement or realize our strategic initiatives, including our sustainability goals and any restructuring or alignment activities in which we may engage; changes in sales mix; changes in current pricing due to cost levels; changes in aerospace delivery rates; changes in government defense procurement budgets; timely new product development or introduction; our ability to install, staff and qualify necessary capacity or complete capacity expansions to meet customer demand; cybersecurity-related risks, including the potential impact of breaches or intrusions; currency exchange rate fluctuations; changes in political, social and economic conditions, including the effect of change in global trade policies, such as sanctions; work stoppages or other labor disruptions; our ability to successfully complete any strategic acquisitions, investments or dispositions; compliance with environmental, health, safety and other related laws and regulations, including those related to climate change; the effects of natural disasters or other severe weather events, which may be worsened by the impact of climate change, and other severe catastrophic events, including any public health crisis; and the unexpected outcome of legal matters or impact of changes in laws or regulations.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. As a result, the foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in our other filings with the SEC. For additional information regarding certain factors that may cause our actual results to differ from those expected or anticipated see the information under the caption “Risk Factors” which is located in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. We do not undertake any obligation to update our forward-looking statements or risk factors to reflect future events or circumstances, except as otherwise required by law.

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THE COMPANY

Hexcel is a global leader in advanced lightweight composites technology. We propel the future of flight, energy generation, transportation, and recreation through excellence in providing innovative high-performance material solutions that are lighter, stronger and tougher, helping to create a better world for us all. Our broad product range includes carbon fiber, specialty reinforcements, prepregs and other fiber-reinforced matrix materials, honeycomb, resins, engineered core and composite structures for use in commercial aerospace, space and defense, and industrial applications.

Our principal executive offices are located at Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, and our telephone number at that location is (203) 969-0666.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before you decide to invest in our securities, you should carefully consider the specific risks set forth under the caption “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference in this prospectus and in any prospectus supplement for your securities, and in the other documents that are incorporated by reference in this prospectus and any prospectus supplement for your securities. For more information, see “Where You Can Find More Information.”

In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or on which management is not focused or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the debt securities, common stock and preferred stock that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may offer unsecured debt securities in one or more series which may be senior or subordinated, and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to those debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, each series of our debt securities will be issued under the indenture, dated as of August 3, 2015, between us and U.S. Bank National Association, as trustee (the “indenture”). The indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). The indenture is subject to any amendments or supplements that we may enter into from time to time, as permitted under the indenture. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and applicable indenture supplement, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of that series of debt securities. Authorizing resolutions, a certificate or a supplemental indenture will set forth the specific terms of each series of debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or the method for determining same;

•	the interest rate(s) or the method for determining same;

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any additions to or changes in the covenants that apply to such debt securities;

•	any additions or changes in the defaults and events of default applicable to the particular or series of debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of any other debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked, will be described in the applicable prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of U.S. $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital

The Company’s authorized capital stock consists of 200,000,000 shares of common stock, $0.01 par value per share, and 20,000,000 shares of preferred stock, no par value.

Under Delaware law, the stockholders of a corporation are generally not personally liable for a corporation’s acts or debts.

Common Stock

As of March 11, 2024, 83,097,501, shares of common stock were issued and outstanding and held by approximately 388 record holders. Holders of the common stock are entitled to one vote for each share of common stock held of record on each matter submitted to a vote of stockholders and to vote on all matters on which a vote of stockholders is taken, except as otherwise provided by statute. There is no cumulative voting with respect to the election of directors. The Company’s amended and restated bylaws (“Bylaws”) provide for a majority voting standard for the election of directors in uncontested elections, and under this standard, directors are elected by a majority of the votes cast by holders of the common stock. If a nominee who currently is serving as a director is not re-elected, Delaware law provides that the director will continue to serve on the Company’s board of directors (the “Board of Directors”). However, each incumbent director nominee standing for re-election must submit an irrevocable resignation in advance of the stockholder vote regarding the election of directors. The resignation is contingent upon both the director not receiving the required vote for re-election and the Board of Directors’ acceptance of the resignation, which the Board of Directors, in its discretion, may reject if it deems such rejection to be in the best interest of the Company. In the case of contested elections (a situation in which the number of nominees exceeds the number of directors to be elected), directors are elected by a plurality of the votes cast by holders of the common stock. Except as otherwise required by law, all other matters brought to a vote of the holders of the common stock are determined by a majority of the shares of common stock present in person or represented by proxy and entitled to vote and, except as may be provided with respect to any other outstanding class or series of the Company’s stock, the holders of shares of common stock possess the exclusive voting power.

Dividends

Subject to the preferential rights of the holders of any then-outstanding shares of any series of preferred stock, the holders of the common stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor.

Rights and Preferences

Holders of the common stock have no preemptive rights or other rights to subscribe for additional shares and no conversion rights. The common stock is not subject to redemption or to any sinking fund provisions, and all outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of the common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.

Upon liquidation, dissolution or winding up of the Company, holders of the common stock are entitled to their pro rata share of the assets of the Company legally available for distribution to stockholders after the payment of all of the Company’s known debts and liabilities, subject to the preferential rights of the holders of shares of any series of preferred stock.

Exchange and Trading Symbol

The common stock is listed for trading on the New York Stock Exchange under the trading symbol “HXL.”

Preferred Stock

The Company may issue preferred stock from time to time upon the approval of the Board of Directors in one or more series without further stockholder approval. The Board of Directors may designate the number of shares to be issued in such series and the rights, preferences, privileges and restrictions granted to, or imposed on, the holders of such shares. If issued, such shares of preferred stock could have dividends and liquidation preferences and may otherwise affect the rights of holders of the common stock. As of December 31, 2023, no shares of preferred stock were issued or outstanding.

The rights of the holders of the common stock will generally be subject to the rights of the holders of any existing outstanding shares of preferred stock with respect to dividends, liquidation preferences and other matters.

The specific terms of any preferred stock to be sold under this prospectus will be described in a prospectus supplement. If so indicated in such prospectus supplement, the terms of the preferred stock offered may differ from the general terms set forth below. Unless otherwise specified in the prospectus supplement relating to the preferred stock offered thereby, each series of preferred stock offered will rank equal in right of payment to all other series of our preferred stock, and holders thereof will have no preemptive rights. The preferred stock offered will, when issued, be fully paid and nonassessable.

You should read the applicable prospectus supplement for the terms of the preferred stock offered. The terms of the preferred stock set forth in such prospectus supplement may include the following, as applicable to the preferred stock offered thereby:

•	the title and stated value of the preferred stock;

•	the liquidation preference and the offering price of the preferred stock;

•	the dividend rates of the preferred stock and/or methods of calculation of such dividends;

•	periods and/or payment dates for the preferred stock dividends;

•	whether dividends on the preferred stock are cumulative;

•	the liquidation rights of the preferred stock;

•	the procedures for any auction and remarketing, if any, of the preferred stock;

•	the sinking fund provisions, if applicable, for the preferred stock;

•	the redemption provisions, if applicable, for the preferred stock;

•	whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period or the method of determining the same;

•	whether the preferred stock will have voting rights and, if so, the terms of such voting rights;

•	whether the preferred stock will be listed on any securities exchange;

•	whether the preferred stock will be issued with any other securities and, if so, the amount and terms of such other securities; and

•	any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

The Board of Directors could issue a series of preferred stock that could, depending on the terms of such series, delay, defer or prevent a change in control of the Company. The Board of Directors would make any determination to issue such shares based on its judgment as to the best interests of our Company and our stockholders. The Board of Directors, in so acting, could issue preferred stock having terms that could discourage an attempt to acquire our Company, including tender offers or other transactions that some, or a majority, of our stockholders might believe to be in their best interests, or in which our stockholders might receive a premium for their stock over the then current market price of such stock.

Anti-Takeover Effects of Provisions of Delaware Law and the Company’s Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law

The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). In general, Section 203 of the DGCL prevents a public Delaware corporation from engaging in any “business combination” (as defined below) with an “interested stockholder” (defined as a person who, together with affiliates and associates, beneficially owns (or within the preceding three years, did beneficially own) 15% or more of a corporation’s outstanding voting stock) for a period of three years following the time that such person became an interested stockholder, unless (i) before such person became an interested stockholder, the board of directors of the corporation approved either the transaction in which the stockholder became an interested stockholder or the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation and shares held by certain employee stock plans); or (iii) on or after such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder. A “business combination” generally includes mergers, stock or asset sales involving 10% or more of the market value of the corporation’s assets or stock, certain stock transactions and other transactions resulting in a financial benefit to the interested stockholder or an increase in the interested stockholder’s proportionate share of any class or series of a corporation.

Certificate of Incorporation and Bylaws

The Company’s restated certificate of incorporation (as amended, the “Certificate of Incorporation”) and Bylaws include anti-takeover provisions that:

•	prohibit stockholders from taking action by written consent and do not permit stockholders to call a special meeting;

•	authorize the Board of Directors, without further action by the stockholders, to issue shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series, and establish the rights and terms of that series;

•	establish advance notice procedures for stockholders to submit proposals and nominations of candidates for election to the Board of Directors to be brought before a stockholders meeting, including for director election contests subject to the SEC’s universal proxy rules;

•	allow the Company’s directors to establish the size of the Board of Directors (so long as the Board of Directors consists of at least three and no more than fifteen directors) and fill vacancies on the Board of Directors created by an increase in the number of directors (subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances);

•	do not provide stockholders cumulative voting rights with respect to director elections; and

•	provide that the Company’s Bylaws may be amended by the Board of Directors without stockholder approval, to the extent permitted by law.

Certain provisions of the Company’s Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in the Company’s control or change in the Company’s Board of Directors or management, including transactions in which stockholders might otherwise receive a premium for their shares of common stock or transactions that the Company’s stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of the common stock.

In addition, the Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director, officer, stockholder, employee or agent of the Company arising out of or relating to any provision of the DGCL or the Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the Company or any director, officer, stockholder, employee or agent of the Company governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, subject to the court having personal jurisdiction over the indispensable parties named as defendants.

Under the Bylaws, to the fullest extent permitted by law, this exclusive forum provision will apply to state and federal law claims, including claims under the Exchange Act, or the Securities Act of 1933, as amended, or the respective rules and regulations promulgated thereunder; provided, however, that the Company’s stockholders will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ bylaws has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws, a court could find the choice of forum provisions contained in the Company’s Bylaws to be inapplicable or unenforceable. Although the Company believes this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, this provision may have the effect of discouraging lawsuits against the Company’s directors and officers.

Authorized and Unissued Shares

The Company’s authorized and unissued shares of common stock are available for future issuance without stockholder approval except as may otherwise be required by applicable stock exchange rules or Delaware law. The Company may issue additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions, and as employee, director and consultant compensation. The existence of authorized but unissued shares of common stock could render more difficult, or discourage an attempt, to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

The issuance of shares of preferred stock by the Company could have certain anti-takeover effects under certain circumstances, and could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, or other business combination transaction directed at the Company by, among other things, placing shares of preferred stock with investors who might align themselves with the Board of Directors.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents to the public or to institutional investors; or

•	through a combination of any of these methods of sale.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed from time to time;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

For each series of securities, the prospectus supplement will set forth the terms of the offering of the securities, including:

•	the initial public offering price;

•	the method of distribution, including the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our net proceeds from the sale of the securities;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

If we use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment.

If we sell directly, no underwriters or agents would be involved. We are not making an offer of securities in any jurisdiction that does not permit such an offer.

Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institutions contractually agree to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

The securities will be new issues of securities with no established trading market, other than our common stock, which is listed on the New York Stock Exchange, and unless otherwise specified in the applicable prospectus supplement, we will not list any series of the securities on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

LEGAL MATTERS

Unless otherwise specified in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Hexcel Corporation and subsidiaries appearing in Hexcel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the effectiveness of Hexcel Corporation and subsidiaries internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at www.sec.gov. In addition, documents filed with the SEC by us will be available free of charge by accessing our website at www.hexcel.com under the heading Investor Relations, or, alternatively, by directing a request by telephone, mail or e-mail to Hexcel Corporation at Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, (203) 352-6826, or InvestorRelations@Hexcel.com. The web addresses of the SEC and Hexcel are included as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those web sites is not part of this prospectus.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the securities being offered pursuant to this prospectus. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 7, 2024;

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed on March 21, 2024, that are specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023;

•	the descriptions of our common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 7, 2024, and any amendment or report filed with the SEC for purposes of updating the description;

•	our Current Reports on Form 8-K filed on January 24, 2024 (Item 8.01 only) and February 19, 2024 (Item 8.01 only) (other than the portions of those documents furnished and not deemed to be filed).

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) until the termination of this offering.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Hexcel Corporation
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901
Attention: Secretary
Telephone: (203) 969-0666

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions.

Securities and Exchange Commission Registration Fee	$ *
Printing Expenses	$**
Legal Fees and Expenses	$**
Accounting Fees and Expenses	$**
Blue Sky Fees and Expenses	$**
Trustee, Transfer Agent and Registrar Fees and Expenses	$**
Rating Agency Fees and Expenses	$**
Miscellaneous	$**
Total	$**

*	Deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**	These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors

Set forth below is a description of certain provisions of the DGCL and the Certificate of Incorporation of the Company, as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the applicable provisions of the DGCL, the Certificate of Incorporation of the Company, the Bylaws of the Company and the indemnification agreements entered into by the Company and its directors and executive officers, which are incorporated herein by reference.

Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action or suit brought by or in the right of the corporation, indemnification of any director, officer, employee or agent of the corporation (or person serving at the request of the corporation in such capacity in another enterprise) against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit is permitted if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Company’s Certificate of Incorporation provides that the Company shall, to the fullest extent authorized or permitted by the DGCL, (i) indemnify its directors and officers from and against any and all expenses

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(including attorneys’ fees), liabilities and other matters and (ii) advance expenses (including attorneys’ fees) incurred by any and all of its directors and officers in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative; provided, however, that, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The Company has entered into indemnification agreements with its executive officers and directors which would require it, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as a director or officer and to advance to them expenses, subject to reimbursement to the Company if it is determined that they are not entitled to indemnification.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director or officer derived an improper personal benefit. The Company’s Certificate of Incorporation eliminates the personal liability of a director to the fullest extent authorized or permitted by the DGCL.

Under the DGCL, a Delaware corporation has the power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation or is or was serving in such capacity at the request of the corporation for another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the Section 145 of the DGCL. The Company maintains, at its expense, an insurance policy that insures the directors and officers of the Company, subject to certain exclusions and deductions, against certain liabilities that they may incur in their capacity as such.

Item 16. Exhibits

A list of exhibits filed with this registration statement is contained in the index to exhibits beginning on page II-5, which is incorporated by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, to any purchaser:

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trustee Indenture Act.
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EXHIBIT INDEX

Exhibit No.	Description of Document
1.1*	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation of Hexcel Corporation (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A dated July 9, 1996, Registration No. 1-08472)

3.2	Certificate of Amendment of the Restated Certificate of Incorporation of Hexcel Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, filed on March 31, 2003)

3.3	Amended and Restated Bylaws of Hexcel Corporation (as of September 12, 2023) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 15, 2023)

4.1	Indenture, dated as of August 3, 2015, between Hexcel Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 3, 2015)

4.2*	Form of Debt Securities

4.3*	Form of Preferred Stock Certificate

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on the signature page hereto)

25.1	Statement of Eligibility of Trustee on Form T-1 of U.S. Bank National Association

107	Filing Fee Table

*	To be filed by an amendment or an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.
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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hexcel Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, Connecticut, on March 22, 2024.

HEXCEL CORPORATION

By:		/s/ Nick L. Stanage
	Name:	Nick L. Stanage
	Title:	Chairman of the Board of Directors,
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Nick L. Stanage, Patrick J. Winterlich and Gail E. Lehman and each or any of them (with full power to act alone) as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Nick L. Stanage	Chairman of the Board of Directors, Chief Executive Officer and President	March 22, 2024
(Nick L. Stanage)	(Principal Executive Officer)

/s/ Patrick J. Winterlich	Executive Vice President and	March 22, 2024
(Patrick J. Winterlich)	Chief Financial Officer (Principal Financial Officer)

/s/ Amy S. Evans	Senior Vice President	March 22, 2024
(Amy S. Evans)	and Chief Accounting Officer (Principal Accounting Officer)

/s/ Jeffrey C. Campbell	Director	March 22, 2024
(Jeffrey C. Campbell)

/s/ James J. Cannon	Director	March 22, 2024
(James J. Cannon)

/s/ Cynthia M. Egnotovich	Director	March 22, 2024
(Cynthia M. Egnotovich)

/s/ Thomas A. Gendron	Director	March 22, 2024
(Thomas A. Gendron)
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Signature	Title	Date

/s/ Dr. Jeffrey A. Graves	Director	March 22, 2024
(Dr. Jeffrey A. Graves)

/s/ Guy C. Hachey	Director	March 22, 2024
(Guy C. Hachey)

/s/ Dr. Patricia A. Hubbard	Director	March 22, 2024
(Dr. Patricia A. Hubbard)

/s/ Dr. Marilyn L. Minus	Director	March 22, 2024
(Dr. Marilyn L. Minus)

/s/ Catherine A. Suever	Director	March 22, 2024
(Catherine A. Suever)
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